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                                                                      Exhibit 23

                              Accountants' Consent
                              --------------------

The Board of Directors
Auburn National Bancorporation, Inc.:

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

Our report refers to a change in the method of accounting for derivative instruments and hedging activities in 2001.

                                                      /s/  KPMG LLP

Atlanta, Georgia
April 30, 2002